Exhibit 10.1

March 17, 2014

MCGRATH RENTCORP

5700 Las Positas Road

Livermore, CA 94551

Attn.: Chief Financial Officer

Re:	Amendment to Note Purchase and Private Shelf Agreement

Ladies and Gentlemen:

Reference is made to that certain Note Purchase and Private Shelf Agreement, dated April 21, 2011 (as amended, restated or supplemented from time to time, the “Note Purchase Agreement”), by and between McGrath RentCorp (the “Company”) and the Subsidiary Guarantors named on the signature pages hereof, on the one hand, and Prudential Investment Management, Inc. (“PIM”) and each of the Persons listed on Annex A hereto (collectively with PIM, the “Purchasers”), on the other hand. Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Note Purchase Agreement.

Pursuant to the request of the Company and the provisions of Section 17 of the Note Purchase Agreement, the Purchasers hereby agree as follows:

1. Clause (i) of Section 2B(2) of the Note Purchase Agreement is amended by deleting the existing text thereof and substituting therefor “March 17, 2017, and”.

2. Section 2B(8)(i) is amended to add the following sentence at the end thereof:

“Notwithstanding the foregoing provisions of this Section 2B(8)(i), no Draw Fee will be required to be paid with respect to the purchase and sale of any Shelf Notes so long as the applicable Closing Day for such purchase and sale occurs on March 17, 2014 or during the period thereafter prior to September 17, 2014.”

3. Clause (g) of Section 4B(4) of the Note Purchase Agreement is amended by deleting (i) the reference to “Bingham McCutchen LLP,” and (ii) the comma appearing immediately after the reference to “Purchasers.”

4. Section 5.16 of the Note Purchase Agreement is amended and restated in its entirety as follows:

5.16 Foreign Assets Control Regulations, etc.

(a) Neither the Company nor any Affiliated Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”), (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by,

MCGRATH RENTCORP

March 17, 2014

controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (iii) otherwise blocked, subject to sanctions under or knowingly engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act (“CISADA”) or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (i), clause (ii) or clause (iii), a “Blocked Person”). Neither the Company nor any Affiliated Entity has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.

(b) No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Affiliated Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, or (ii) otherwise in violation of U.S. Economic Sanctions.

(c) Neither the Company nor any Affiliated Entity (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. Economic Sanctions violations, (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any U.S. Economic Sanctions violations, (iii) has been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. Economic Sanctions, or (iv) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Affiliated Entity is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws and U.S. Economic Sanctions.

(d) (1) Neither the Company nor any Affiliated Entity (i) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti-Corruption Laws”), (ii) to the Company’s actual knowledge after making due inquiry, is under investigation

MCGRATH RENTCORP

March 17, 2014

by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, (iii) has been assessed civil or criminal penalties under any Anti-Corruption Laws or (iv) has been or is subject to sanctions imposed by the United Nations or the European Union;

(2) To the Company’s actual knowledge after making due inquiry, neither the Company nor any Affiliated Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (i) influencing any act, decision or failure to act by such Government Official in his or her official capacity or by such commercial counterparty, (ii) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (iii) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage in violation of any applicable law or regulation or which would cause any holder to be in violation of any law or regulation applicable to such holder; and

(3) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Affiliated Entity is and will continue to be in compliance with all applicable current and future Anti-Corruption Laws.

5. Section 10.8 of the Note Purchase Agreement is amended and restated in its entirety as follows:

10.8 Terrorism Sanctions Regulations.

The Company will not and will not permit any Affiliated Entity (a) to become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or any Person that is the target of sanctions imposed by the United Nations or by the European Union, or (b) directly or indirectly to have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder to be in violation of any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions, or (c) to engage, nor shall any Affiliate of the Company engage, in any activity that could subject such Person or any holder to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions.

MCGRATH RENTCORP

March 17, 2014

6. The defined term “Affiliated Entity” appearing in Schedule B to the Note Purchase Agreement is amended and restated in its entirety as follows:

“Affiliated Entity” means any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

7. The defined term “Priority Debt” appearing in Schedule B to the Note Purchase Agreement is amended by deleting the reference in clause (ii) thereof to “Section 10.5(l)” and substituting therefor a reference to “Section 10.5(k).”

This letter agreement shall be limited precisely as written and shall not be deemed to be (a) an amendment, consent or waiver of any other terms or conditions of the Note Purchase Agreement or any other document related to the Note Purchase Agreement or (b) an agreement to any future amendment, consent or waiver. Except as expressly set forth in this letter agreement, the Note Purchase Agreement and the documents related to the Note Purchase Agreement shall continue in full force and effect. The Company hereby acknowledges and reaffirms all of its obligations and duties under the Note Purchase Agreement and the Notes.

This document may be executed in multiple counterparts, which together shall constitute a single document.

THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

If you are in agreement with the foregoing, please sign and have each of the Subsidiary Guarantors sign the enclosed counterpart of this letter agreement in the space indicated and return it to the Purchasers at the above address whereupon, it shall become a binding agreement between the Company and the Purchasers.

Sincerely,

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By:
Name:
Title:	Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:
Name:
Title:	Vice President

MCGRATH RENTCORP

March 17, 2014

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	Prudential Investment Management, Inc., investment manager

By:
Name:
Title:	Vice President

Accepted and agreed to as of the date first appearing above:

MCGRATH RENTCORP

By:
Name:
Title:

Each of the undersigned acknowledges, consents to, and agrees with the modifications effected by this letter agreement and further reaffirms all of their obligations under the Multiparty Guaranty and the other Transaction Documents to which it is a party:

ENVIROPLEX, INC.

By:
Name:
Title:

MOBILE MODULAR MANAGEMENT CORPORATION

By:
Name:
Title:

ADLER TANK RENTALS, LLC

By:
Name:
Title:

MCGRATH RENTCORP

March 17, 2014

ANNEX A

PURCHASERS

The Prudential Insurance Company of America

Prudential Retirement Insurance and Annuity Company